PS BUSINESS PARKS, INC.
           Exhibit 11: Statement re: Computation of Earnings per Share

                                                                For the Three Months Ended   For the Six Months Ended
                                                                          June 30,                    June 30,
                                                                --------------------------   --------------------------
                                                                   1999            1998         1999            1998
                                                                -----------    -----------   -----------    -----------

Basic and Diluted Earnings Per Share:

Net income allocable to common shareholders.............        $ 9,393,000    $ 7,046,000   $18,835,000    $11,376,000
                                                                ===========    ===========   ===========    ===========

Weighted average common shares outstanding:
   Basic weighted average common shares outstanding.....         23,639,000     18,650,000    23,638,000     14,926,000
   Net effect of dilutive  stock  options - based on
   treasury stock method using average market price.....             77,000         61,000        71,000         52,000
                                                                -----------    -----------   -----------    -----------
   Diluted weighted average common shares outstanding...         23,716,000     18,711,000    23,709,000     14,978,000
                                                                ===========    ===========   ===========    ===========

Basic earnings per common share.........................        $      0.40    $      0.38   $      0.80    $      0.76
                                                                ===========    ===========   ===========    ===========

Diluted earnings per common share.......................        $      0.40    $      0.38   $      0.79    $      0.76
                                                                ===========    ===========   ===========    ===========


                                   Exhibit 11